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                                                                   EXHIBIT 10.20

                             PROMISSORY NOTE (GRID)

New York, N.Y. May 1, 1996                                         $4,300,000.00

     For Value Received, We promise to pay to the order of BANK LEUMI TRUST COMPANY OF NEW YORK (the "Bank") at its offices at 579 Fifth Avenue, New York, New York, the principal sum of Four Million Three Hundred Thousand and 00/100 Dollars or if loss the aggregate unpaid principal sum of all loans made by the Bank, in its sole discretion, to the maker of this Note from time to time. The principal sum of each such loan shall be payable (strike out whichever is not applicable);

     on demand; if payment not demanded, then no later than 7/1/96

     Each loan shall bear interest (from the date of such loan) at a rate per annum which shall be equal to 3/4% per annum above the rate of interest designated by the Bank, and in effect from time to time, as its "Reference Rate", adjusted when said Reference Rate changes. (The maker acknowledges that the Reference Rate may not necessarily represent the lowest rate of interest charged by the Bank to customers.)

     The Bank is hereby authorized to enter on the schedule attached hereto the amount of each payment of principal thereon, without any further authorization on the part of the maker or any endorser or guarantor of this Note, but the Bank's failure to make sure entry shall not limit or otherwise affect the obligations of the maker or any endorser or guarantor of this Note.

     The maker and each endorser and guarantor of this Note acknowledge and agree that the use of this form of Note is for their convenience, and there is no obligation on the part of the Bank to the maker whatsoever.

     Interest shall be computed on the basis of a 360-day year and shall be payable at the end of each month and at maturity, but the foregoing provision shall not be deemed to change the maturity of this Note if payable on demand. The charging of interest on the basis of a 360-day year results in the payment of more interest than would be required if interest were charged on the basis of the actual number of days in the year. In no event shall interest exceed the maximum legal rate permitted for the maker.

     Each maker or endorser authorizes (but shall not require) the Bank to debit any account maintained by the maker or endorser with the Bank, at any date on which the payment of principal of or interest on any of the Liabilities (as hereinafter defined) is due, in an amount equal to any unpaid portion of such payment. If the time for payment of principal of or interest on any of the Liabilities or any other money payable hereunder or with respect to any of the Liabilities becomes due on a day on which the Bank's offices are closed (as required or permitted by law or otherwise), such payment shall be made on the next succeeding business day, and such extension shall be included in computing interest in connection with such payment. All payments by any maker or endorser of this Note on account of principal, interest or fees hereunder shall be made in lawful money of the United States of America, in immediately available funds.

     All Property (as hereinafter defined) held by the Bank shall be subject to a security interest in favor of the Bank or holder hereof as security for any and all Liabilities. The form "Property" shall mean the balance of every deposit account of the maker with the Bank or any of the Bank's nominees or agents and all other obligations of the Bank or any of its nominees or agents to the maker, whether now existing or hereafter arising, and all other personal property of the maker (including without limitation all money, accounts, general intangibles, goods, instruments, documents and chattel paper) which, or evidence of which, are now or at any time in the future shall come into the possession or under the control of or be in transit to the Bank or any of its nominees or agents for any purpose, whether or not acceptable for the purposes for which it was delivered. The term "Liabilities" shall mean the indebtedness evidenced by this Note and all other indebtedness, liabilities and obligations of any kind of the maker (or any partnership or other group of which the maker is a member) to
(a) the Bank, (b) any group of which the Bank is a member, or (c) any other person if the Bank has a tion or other interest in such indebtedness, liabilities or obligation, whether (i) for the Bank's own account or as agent for others, (ii) acquired directly or indirectly by the Bank from the maker or others, (iii) absolute or contingent, joint or several, secured or unsecured, liquidated or unliquidated, due or not due, contractual or tortuous, now existing or hereafter arising, or (iv) incurred by the maker as principal, surety, endorser, guarantor or otherwise, and including without limitation all expenses, including attorneys' fees, incurred by the Bank in connection with any such indebtedness, liabilities or obligations of any of the Property (including any sale or other disposition of the Property).

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     Upon the happening, with respect to any maker, endorser or guarantor of this Note or any assets of any such maker, endorser or guarantor, of any of the following events: death; the issuance of a warrant of attachment whether valid or not; dissolution (if a corporation or partnership); the making of a mortgage or pledge; the commencement of a foreclosure proceeding; default in the payment of principal of or interest on any indebtedness for borrowed money owed to the Bank or any other person or entity (including any such indebtedness in the nature of a lease) or default in the performance or observance of the terms of any instrument pursuant to which some indebtedness was created or is secured, the effective which default is to cause or permit any holder of any such indebtedness to cause the same to become due prior to its stated maturity (and whether or not such default is waived by the holder thereof); a change in the financial condition or affairs of any of them which in the opinion of the Bank or subsequent holder hereof materially reduces his, their or its ability to pay all of his, their or its obligations; the suspension of business; the filing of a position in bankruptcy whether voluntary or involuntary; the filing of an application, whether voluntary or involuntary, for reorganization or any arrangement or readjustment of indebtedness; the appointment or the filing of an application for the appointment of any receiver, trustee, liquidator or any committee; an assignment for the benefit of creditors; the calling of a meeting of creditors; the offering of a composition or extension to creditors; the sending of notice of an intended bulk sale; the entry of judgments; or the issuance of a warrant of distraint or assertion of a lien for unpaid taxes, this Note, if not then due or payable on demand, shall become due and payable immediately without demand or notice and all other debts or obligations of the makers and endorsers hereof to the Bank or holder hereof, whether due or not due and whether direct or contingent and howsoever evidenced, shall, at the option of the Bank or holder hereof, also become due and payable immediately without demand or notice. After this Note becomes due, at stated maturity or on acceleration, any unpaid balance hereof shall bear interest from the date it becomes due until paid at a rate per annum 3% above the rate borne by the Note when it becomes due or, if such rate shall not be undersigned, then at the highest lawful rate. The liability of any party to commercial paper held by the Bank or holder hereof other than the makers and endorsers hereof, shall remain unaffected hereby and such parties shall remain liable thereon in accordance with the original tenor thereof. Each maker and endorser agrees that if any attorney is retained to enforce or collect this Note or any other obligations by reason of non-payment of this Note when due or made due hereunder, a reasonable attorneys' fee shall be paid in addition, which fees shall be computed as follows: 15% of the principal, interest and all other sums due and owing to the payee or holder or the reasonable value of the attorneys' services, whichever is greater.

     This Note shall be governed by the laws of the State of New York and shall be binding upon the maker and each endorser and the maker's and each endorser's heirs, administrators, successors and assigns. The maker and each endorser hereby irrevocably consent to the jurisdiction of any New York State or Federal court located in New York City over any action or proceeding arising out of any dispute between the maker and each endorser and the Bank, and the maker further irrevocably consents to the service of process in any such action or proceeding by the mailing of a copy of such process to the maker at the address set forth below. In the event of litigation between the Bank and the maker over any matter connected with this Note or resulting from transactions hereunder, the right to a trial by jury is hereby waived by the Bank and the maker. A waiver by the Bank, in one or more instances, of any of the terms and provisions of this Note shall be in writing, shall apply to the particular instances and at the particular time or times only, and shall not be deemed to be a continuing waiver.

                                       Sanyo Automotive Parts, Ltd.

                                       33-16 Woodside Avenue
                                       Long Island City, NY 11101